UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2026

AGASSI SPORTS ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-24970	88-0203976
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 N. Town Center Dr #160 Las Vegas, NV	89144
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 400-4005

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01. Entry into a Material Definitive Agreement.

Private Placement Subscriptions

On May 22nd, June 1st, 2nd and 4th, 2026, Agassi Sports Entertainment Corp. (the “Company”, “we” and “us”), entered into Subscription Agreements with certain accredited investors (the “Investors”), pursuant to which such Investors purchased an aggregate of 235,000 shares of restricted common stock of the Company (the “Shares”), for $5.00 per share, or a total of $1,175,000.

The Subscription Agreements included customary representations and warranties of the Investors and the Company.

Registration Rights Agreement

On June 1, 2026, in connection with the Subscription Agreements, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) in favor of the Investors (who executed a counterparty thereof in connection with their investments).

Pursuant to the Registration Rights Agreement, the Company agreed to file a registration statement to register the resale of the Shares on or before the first business day following 45 days after the first sale of Shares (i.e., May 22, 2026), and to use commercially reasonable efforts to cause such registration statement to be declared effective as promptly as possible thereafter. Once effective, the Company agreed to keep the registration statement effective until the earlier of (a) the date that all Shares covered by such registration statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, and (b) three years after the date of the Registration Rights Agreement.

If the Company fails to file the registration statement by the required date as disclosed above, then the Company is required to promptly issue to each Investor, as liquidated damages and not as a penalty, additional shares of common stock equal to five percent (5%) of the Shares then held by such Investor subject to such failure to file. If such failure to file continues for a period of thirty (30) days following the initial occurrence thereof, the Company is required to promptly issue to each such Investor additional shares of common stock equal to an additional five percent (5%) of the Shares then held by such Investor which remain subject to such failure for each additional thirty (30)-day period during which such event continues; provided, however, that the aggregate number of additional shares of common stock required to be issued to any Investor will not exceed fifteen percent (15%) of the Shares originally subject to such failure with respect to such Investor.

The Registration Rights Agreement includes customary representations, indemnification obligations of each party, and other provisions.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

* * * * *

The securities offered by the Company have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K is not an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sales of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02 in its entirety.

On May 29, 2026, the Company granted warrants to purchase 100,000 shares of its common stock with an exercise price of $5.00 per share and a term of five years to its outside legal counsel in consideration for services rendered, which warrants include cashless exercise rights and vested immediately.

The Company claims an exemption from registration for the issuance of the Shares to the Investors (as discussed in Item 1.01, above) and the grant of the warrants, pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act, since the offer and sale of such securities did not involve a public offering and the recipients were “accredited investors” and had access to similar information as would be included in a registration statement under the Securities Act. The securities were offered without any general solicitation by us or our representatives. The securities offered have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act. No sales commissions were paid in connection with the sales of these securities.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description
10.1*	Form of Agassi Sports Entertainment Corp. Registration Rights Agreement (May/June 2026 Offering)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agassi Sports Entertainment Corp.

	By:	/s/ Ronald S. Boreta
Date: June 5, 2026	Name:	Ronald S. Boreta
	Title:	Chief Executive Officer